UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 27, 2021

(Date of earliest event reported)

PACIFIC VENTURES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54584	75-2100622
(State of Incorporation)	Commission File Number	(IRS EIN)

117 W 9th St. Suite 316

Los Angeles, CA 90015

(Address of principal executive offices)

(310) 392-5606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common	PACV	OTC Pink

Item 1.01	Entry into a Material Definitive Agreement

On January 21, 2020 Pacific Ventures Group, Inc. (the “Corporation”) entered into a Consulting Agreement (the “Agreement”) with Tysadco Partners (the “Consultant”). Pursuant to the terms of the Agreement, the Consultant provided consulting services to the Corporation related to the execution of the Corporation’s growth plans, capital requirements, and the evaluation of capital markets for a period of 12 months. Pursuant to the terms of the Agreement, the Consultant was entitled to a monthly cash fee and stock issuance for the term of the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement attached as an exhibit hereto.

Item 3.02	Unregistered Sales of Equity Securities

On January 5, 2021, the Corporation issued 83,928 restricted shares of common stock of the Corporation pursuant to the Agreement described in Item 1.01 above. In connection with the issuance, the Corporation relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 9.01	Exhibits.

Exhibit No.	Description
99.1	Consulting Agreement between the Corporation and Tysadco Partners
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Ventures Group, Inc.

Dated: September 8, 2021	By:	/s/ Shannon Masjedi
Shannon Masjedi, CEO